EXHIBIT 99.1

              Provectus Pharmaceuticals Announces Company Financing

Knoxville, Tenn, Provectus Pharmaceuticals (OTCBB: PVCT - News). - Provectus Pharmaceuticals, Inc. announces that in has completed unsecured financing for the company of $500,000. The total financing to the company would be $1.1 million after all warrants have been converted. The financing was obtained from a group of accredited investors.

"This funding allows us to continue the advancement of our innovative proprietary drug therapies for breast, liver and prostrate cancer and psoriasis treatment as well as the Company's line of over-the counter products" said Provectus CEO, Craig Dees, Ph.D.

Provectus Pharmaceuticals Inc. licenses and sells products in three sectors of the health-care industry: 1)-prescription medications and treatment, 2) medical devices, and 3) over-the-counter (OTC) pharmaceuticals. Prescription drug products and devices treat diseases of the skin and many types of cancer. OTC products address complementary markets, primarily those involving skin care and comfort.

The company's offices and laboratory are located at 7327 Oak Ridge Highway, Suite A Knoxville, TN 37931; telephone: 865/769-4011. For more information, contact the company at info@provectuscorp.com or visit the corporate Web site: www.provectuscorp.com.

Forward-Looking  Statements
This release and others statements issued or made from time to time by the company or its representatives contain statements that may constitute forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company and members of its management teams as well as the assumptions on which the statements are based. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

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Corporate Contact: Provectus Pharmaceuticals, Craig Dees, CEO (865) 769-4011

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Source: Provectus Pharmaceuticals Inc.